New Alternatives Fund, Inc.
150 Broadhollow Road Suite 306
Melville, New York 11747

PFPC Trust Company
Bellevue Park Corporate Center
Wilmington, Delaware 19809

Re:	Rule 17f-5 ("Rule 17f-5") and Rule 17f-7 ("Rule 17f-7") Under the Investment Company Act of 1940 (the "1940 Act")

Dear Sirs:

Reference is made to the Subcustodial Services Agreement dated as of January 10, 1996 (the "Foreign Custody Agreement"), as amended, by and between Citibank, N.A. ("Custodian"), Citicorp and PFPC Trust Company ("PFPC") with respect to the custody of assets by Custodian for the account of PFPC on behalf of certain customers of PFPC, including those investment portfolio(s) of New Alternatives Fund, Inc. as are set forth on Exhibit A hereto (each a "Fund" and collectively the "Funds"). Reference is also made to the custodian services agreement dated as of May 1, 2001 (the "Fund Custody Agreement") by and between PFPC and New Alternatives Fund, Inc.

1. Rule 17f-5

1.1. With respect to the "Foreign Assets" (as defined in Rule 17f-5(a)(2)) in such jurisdictions as Custodian provides custody services under the Foreign Custody Agreement for a Fund, each Fund hereby delegates to Custodian and Custodian hereby accepts the delegation to it, of the obligation to serve as the Fund's "Foreign Custody Manager" (as defined in Rule 17f-5(a)(3)). As Foreign Custody Manager, Custodian shall:

a.	select "Eligible Foreign Custodians" (as defined in Rule 17f-5(a)(1)) to serve as foreign custodians and place and maintain each Fund's Foreign Assets with such Eligible Foreign Custodians;

b.
in selecting an Eligible Foreign Custodian, first determine that Foreign Assets placed and maintained in the care of the Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Foreign Assets including, without limitation, those factors set forth in Rule 17f-5(c)(l)(i)-(iv);

c.	enter into a written contract with each Eligible Foreign Custodian selected by Custodian hereunder;

d.
determine that the written contract with each Eligible Foreign Custodian will provide reasonable care for the Foreign Assets, based on the standards applicable to custodians in the relevant market and after having considered all factors relevant to the safekeeping of such Foreign Assets (including, without limitation, those factors set forth in Rule 17f-5(c)(l)(i)-(iv)), and that each such contract satisfies the requirements of Rule 17f-5(c)(2);

e.
provide written reports (i) notifying the Board or similar governing body (each, a "Board") of each Fund of the placement of such Fund's Foreign Assets with a particular Eligible Foreign Custodian, such reports to be provided at such time as such Board deems reasonable and appropriate, but not less often than quarterly, and (ii) promptly notifying each Board of any material change in the arrangements with an Eligible Foreign Custodian; and

f
have established a system to monitor (i) the appropriateness of maintaining a Fund's Foreign Assets with a particular Eligible Foreign Custodian selected hereunder and (ii) the performance of the governing contractual arrangements; it being understood, however, that in the event Custodian shall determine that the arrangement with any Eligible Foreign Custodian would no longer afford a Fund's Foreign Assets reasonable care (as defined in Section 1.1(b) above) or would no longer be governed by a written contract providing for such care, Custodian shall promptly so advise such Fund.

Without limiting any duties set forth in the Foreign Custody Agreement, Custodian shall not be responsible for the duties described in this Section 1.1 with respect to any foreign securities depository or foreign clearing agency.

1.2. In acting as a Foreign Custody Manager, Custodian shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets would exercise in each jurisdiction where Custodian acts as subcustodian for assets of a Fund. Custodian shall reimburse and pay each Fund for any loss or damage suffered by the Fund as a result of the performance of Custodian's duties under this Section 1 where such loss or damage results from an act of negligence or willful misconduct on the part of Custodian hereunder; provided that the liability of Custodian hereunder shall not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct. Any payment to a Fund under this Section 1.2 shall limit the Fund's right and ability to enforce any rights under the Foreign Custody Agreement for loss of such assets. Notwithstanding anything else in this document, Custodian shall not be liable to a Fund for any indirect, special, consequential or general damages or from reasons or causes beyond its control. PFPC shall be indemnified by a Fund for any damages PFPC may incur in connection with the provision by Custodian of the services set forth in this Section I with respect to such Fund (provided PFPC will not be indemnified for damages which are the result of PFPC's failure to comply with its liability standard of care set forth in the Fund Custody Agreement with such Fund). In no event shall PFPC have responsibility or liability for any action or inaction of Custodian under Section 1 hereof.

1.3. In acting as a Foreign Custody Manager, Custodian shall not supervise, recommend or advise PFPC or any Fund relative to the investment, purchase, sale, retention or disposition of any assets in any particular country, including with respect to prevailing country risks.

2. Rule 17f-7

2.1. (a) Each Fund and PFPC appoint Custodian to provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis (in form and substance as reasonably determined by Custodian) of the custody risks associated with maintaining assets with each foreign securities depository or foreign clearing agency listed on Exhibit B hereto (as the same may be changed by Custodian from time to time) in accordance with Rule 17f-7(a)(1)(i)(A). Custodian shall monitor such custody risks on a continuing basis and in such manner as Custodian deems reasonable, and shall promptly notify each applicable Fund (or its duly-authorized investment manager or investment adviser) of any adverse material changes in such risks in accordance with Rule 17f-7(a)(1)(i)(B).

(b) Only an entity that Custodian has determined satisfies the requirements of Rule 17f-7(b)(1) as an "Eligible Securities Depository" (as defined in Rule 17f-7(b)(1)) will be included by Custodian on Exhibit B hereto (as the same may be changed by Custodian from time to time). In such manner as Custodian deems reasonable, Custodian shall give each Fund prompt notice of any material change known to Custodian that would adversely effect Custodian's determination that an entity is an Eligible Securities Depository.

2.2. In performing its obligations under this Section 2, Custodian may obtain information from sources Custodian believes to be reliable, but Custodian does not warrant its completeness or accuracy and has no duty to verify or confirm any such information. Custodian is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for Foreign Assets or to provide any information or evaluation comparing any Eligible Securities Depository to any other securities depository or any existing or proposed standards for securities depositories.

2.3. The Funds acknowledge that they may maintain assets only at the foreign securities depositories or foreign clearing agencies listed on Exhibit B hereto (as the same may be changed by Custodian from time to time). If a Fund maintains assets at a foreign securities depository or foreign clearing agency listed on Exhibit B (including assets maintained by the Fund at the time this document is entered into) or a Fund enters into a transaction with respect to assets that as a matter of practice are or may be maintained at a foreign securities depository or foreign clearing agency listed on Exhibit B, such action will (unless the Fund provides written notice to Custodian and PFPC specifically stating that a particular foreign securities depository or foreign clearing agency is not acceptable to it) serve as the Fund's acknowledgement that such foreign securities depository or foreign clearing agency is acceptable to it.

2.4. Custodian shall exercise reasonable care, prudence and diligence in performing its duties pursuant to Section 2 hereof. Custodian shall reimburse and pay each Fund for any loss or damaged suffered by the Fund as a result of the performance of Custodian's duties under this Section 2 where such loss or damage results from an act of negligence or willful misconduct on the part of Custodian hereunder; provided that the liability of Custodian hereunder shall not exceed the fair market value of any loss of assets resulting from such negligence or willful misconduct, at the time of such negligence or willful misconduct. Any payment to a Fund under this Section 2.4 shall limit the Fund's right and ability to enforce any rights under the Foreign Custody Agreement for loss of such assets. Notwithstanding anything else in this document, Custodian shall not be liable to a Fund for any indirect, special, consequential or general damages or from reasons or causes beyond its control. PFPC shall be indemnified by a Fund for any damages PFPC may incur in connection with the provision by Custodian of the services set forth in this Section 2 with respect to such Fund (provided PFPC will not be indemnified for damages which are the result of PFPC's failure to comply with its liability standard of care set forth in the Fund Custody Agreement with such Fund). Each Fund and PFPC agrees that PFPC's obligation to exercise reasonable care, prudence and diligence in providing for the services set forth in Section 2.1 above is satisfied by the appointment of Custodian hereunder to provide those services. In no event shall PFPC have responsibility or liability for any action or inaction of Custodian under Section 2 hereof.

3. General

3.1. A. As between Custodian and PFPC, Section 7(a) of the Foreign Custody Agreement is hereby amended and restated in its entirety with respect to the Funds as follows:

"(a)

The Bank may maintain investments (including foreign currencies) for which the primary market is outside the United States (and such cash and cash equivalents as are reasonably necessary to effect transactions in such investments) (collectively, "Foreign Securities") and which are maintained hereunder in subcustody accounts which have been established by the Bank with (x) branches of "U.S. banks" as defined in Rule l 7f-5 under the Investment Company Act (as effective June 12, 2000) ("Rule 17f-5") ("Branches"), or (y) foreign custodians that meet the definition of "eligible foreign custodian" under Rule 17f-5(a)(1) and which the Bank has determined are eligible to maintain assets pursuant to the requirements of Rule 17f-5 (such Branches and such foreign custodians, collectively, "Eligible Foreign Custodians"). The Bank or an Eligible Foreign Custodian is authorized to hold Foreign Securities of a particular investment portfolio of a Fund in an account with any foreign securities depository or foreign clearing agency (provided the same are "eligible securities depositories" as defined in Rule 17f-7(b)(1) under the Investment Company Act) which is listed on Exhibit B hereto (as the same may be amended from time to time), provided that the particular foreign securities depository or foreign clearing agency is acceptable for that particular investment portfolio (each such foreign securities depository or foreign clearing agency, an "Eligible Foreign Securities Depository"). Any Property held by an Eligible Foreign Custodian or Eligible Foreign Securities Depository shall be subject to applicable laws, regulations, decrees, orders, government acts, restrictions, customs, procedures and market practices (the "Laws") (i) to which such Eligible Foreign Custodian or Eligible Foreign Securities Depository is subject, (ii) as exist in the country in which such Property is held and (iii) of the country of the currency in which the Property is denominated. The Customer acknowledges that, as is normally the case with respect to deposits outside the United States, deposits with Citibank London and any other entity authorized to hold Property pursuant to this Agreement are not insured by the Federal Deposit Insurance Corporation."

B. As between Custodian and PFPC, the final sentence of Section 7(b) of the Foreign Custody Agreement is hereby amended and restated in its entirety with respect to the Funds as follows:

"Notwithstanding any of the foregoing provisions of this subsection (b) of this Section 7, the Bank's undertaking to provide to the Customer, or at the direction of the Customer to the Fund, the information referred to in this subsection (b) of this Section 7 shall neither increase the Bank's duty of care nor reduce any other entity's responsibility to determine for itself the prudence of entrusting its assets to any particular foreign securities depository."

C. As between Custodian and PFPC, Section 9 of the Foreign Custody Agreement is amended to insert the word "Eligible" before the words "Foreign Securities Depositories."

D. As between Custodian and PFPC, the fifth paragraph of Section 4 of the Foreign Custody Agreement is hereby deleted.

3.2. The duties of Custodian set forth herein are in addition to the duties of Custodian under the Foreign Custody Agreement.

3.3. Notwithstanding the provisions of any arrangements between a particular Fund and PFPC or otherwise, each Fund hereby agrees that assets may be maintained with any Eligible Foreign Custodian referred to in Section 1.1 hereof and any foreign securities depository or foreign clearing agency which is acceptable to it pursuant to Section 2.3 above (without the need to comply with any notice or consent or other requirements which may be set forth in any such arrangements). PFPC will not be deemed to have chosen any such Eligible Foreign Custodians or any such foreign securities depositories or foreign clearing agencies.

3.4. Each Fund shall be entitled to enforce its rights directly against Custodian with respect to any action or omission of Custodian taken or omitted hereunder, notwithstanding any other agreement to the contrary. If a Fund is able to effectively enforce its rights against Custodian hereunder, PFPC will not also seek to enforce such rights against Custodian under the Foreign Custody Agreement.

3.5. This document shall apply only to the Funds on Exhibit A hereto (as the same may be amended from time to time on written agreement of Custodian, PFPC and the applicable Fund), and shall not apply to any other customer of PFPC.

If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by signing below.

Very truly yours, CITIBANK, N.A.

By:	/S/ Kevin J Conlon

Name:	Kevin J. Conlon

Title:	Vice President

Agreed and Accepted: PFPC TRUST COMPANY

By:	/S/ Joseph Gramlich

Name:	Joseph Gramlich

Title:	Chairman

NEW ALTERNATIVES FUND, INC.

By:	/S/ David J Schoenwald

Name:	David J. Schoenwald

Title:	President

Dated:	7/02/01

Exhibit A

Funds

New Alternatives Fund, Inc.

Exhibit B

Foreign Securities Depositories and Foreign Clearing Agencies

Argentina	Caja De Valores S.A.Central de Registration y Liquidationde Instrumentos de Endeudamiento Publico	CDVCRYL
Australia	Austraclear, Ltd.Clearing House Electronic Sub-Register SystemReserve Bank Information and Transfer System	AustraclearCHESSRITS
Austria	Wertpapiersammelbank - Division of Oesterreichische Kontrolbank AG	OeKB
Belgium	Caisse Interprofessionnelle de Depots et de Virments TitresEuroclearBanque Nationale de Belgique (National Bank of Belgium)	CIKEuroclearNBB
Brazil	Companhia Brasileira de Liquidacao e CustodiaCentral of Custody and Financial Settlement of SecuritiesCentral Bank / Sistema Especial de Liquidacao e Custodia	CBLCCETIPSELIC
Bulgaria	Central Securities DepositoryBulgarian National Bank	CDADBNB
Canada	Canadian Depository Clearing for Securities Limited	CDS
Chile	Deposito Central de Valores, S.A.	DCV
China	Shanghai Securities Clearing/Registration Corp.Shenzhen Securities Central Clearing Company, Ltd.	SSCCRCSSCC
Columbia	Deposito Central de ValoresDeposito Centralizado de Valores	DCVDECEVAL
Costa Rica	Central de Valores de la Bolsa Nacional de Valores	CEVAL
Croatia	Ministry of France	MoF
Croatia	Central Depository Agency Inc. . (Stredisnja Depozitarna Agencija)	SDA
Czech. Rep.	Streisko Cennych Papiru (Central Securities Registry)Registracni Centrum Papiru (Czech National Bank)	SCPTKD
Denmark	The Danish Securities Centre	VP
Egypt	Misr for Clearing Settlement and Depository	MCSD
Estonia	The Estonian Central Depository for Securities Ltd.	ECDS
Finland	Finnish Central Securities Depository Ltd.	_APK
France	Euroclear - France	Euroclear
Germany	Clearstream Banking Frankfurt AG	CBF
Greece	Apothetirio Titlon A. E. - The Central Security DepositoryNational Bank of Greece (BoG)/Securities Clearing House	CSDBoG
Hong Kong	Hong Kong Monetary Authority/ Central Money Markets UnitHong Kong Securities Clearing House	_ _CMUCCASS
Hungary	Central Depository and Clearing House Ltd.	KELER
India	Central Depository Services LimitedNational Securities Depository LimitedReserve Bank of India (Public Debt Office)	CDSLNSDLRBI
Indonesia	PT Kustodian Sentral Efek Indonesia	KSEI
Ireland	EuroclearCREST	Euroclear_CREST
Israel	Tel Aviv Stock Exchange Clearing House	TASE/CH
Italy	Monte Titoli	MT
Japan	Bank of JapanJapan Securities Depository Center	BOJJASDEC
Korea	Korea Securities Depository	KSD
Latvia	Latvia Central DepositoryBank of Latvia	LCDBOL
Lithuania	Central Securities Depository	CSDL
Luxembourg	Clearstream Banking S.A.	CSSA
Malaysia	_Malaysian Central Depository Sdn. Bhd.	MCD

Mauritius	Central Depository and Settlement Co. Ltd.	CDSC
Mexico	Instituto para el Deposito de Valores (S.D. Indeval, SA de CV)	INDEVAL
Morocco	Maroclear	MCLR
Netherlands	Nederlands Centraal instituut Coor Giraal Effectenverkeer B.V.Netherlands Interprofessionee Effectcentrium NEIC	NECIGEFNEIC
New Zealand	Reserve Bank of New Zealand/Austraclear New Zealand System	NZCDS
Norway	Verdipapirsentralen (Norwegian Central Securities Depository)	VPS
Pakistan	Central Depository Company of Pakistan, LimitedState Bank of Pakistan	CDCSBP
Panama	Central Latinoamericana Valores S.A.	LatinClear
Peru	Interbolsa	CAVALI
Philippines	Philippines Central Depository, Inc.Registration of Scripless Securities (Bureau of the Treasury)	PCDBTr
Poland	National Depository for SecuritiesNational Bank of Poland (Central Register for Treasury Bills)	NDSNBP
Portugal	Central de Valores Mobiliaros	CVM
Romania	Societe Nationale de Compendare Depository/Settlement BankBucharest Stock Exchange	SNCDDBSE
Russia	National Depository CenterBank for Foreign Trade of the Russian Federation (Rosvneshtorgbank)	NDCVTB
Singapore	Central Depository Pte. Ltd.	CDP
Slovak Rep.	Streisko Cennych Papirrov SR, A.S. (Securities Register Center)Registracni Centrum Papiru (Registration Center of the National Bankof Slovakia)	SCPNBS
Slovenia	Centraina Klirinsko Depontna Druzba d.d	KDD
South Africa	Share Transaction Totally ElectronicThe Central Depository Limited (Pty)	STRATECDL
Spain	Servicio de Compensation y Liquidacion de ValoresBanco De Espana (Bank of Spain)	SCLVBOS
Sri Lanka	Central Depository System	CDS
Sweden	Vardepapperscentralen VPC AB (Central Securities Depository andClearing Organization)	VPC
Switzerland	SIS Segalntersettle, A.G.	SIS
Taiwan	Taiwan Securities Central Depository Co, Ltd.	TSCD
Thailand	Thailand Securities Depository Company, LTD.	TSD
Turkey	Istanbul Stock Exchange Settlement/Custody BankCentral Bank of Turkey	TakasbankCBT
U.K.	CRESTCo LimitedCentral Money Market	CRESTCMO
Venezuela	Central Bank - Banco Central do VenezuelaCaja Venezoland de Valores	BCVCVV